
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         MAR-31-1997
<CASH>                                               288,153
<SECURITIES>                                         1,056,590
<RECEIVABLES>                                        23,778
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     243,734<F1>
<PP&E>                                               15,217,196
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       36,632,053<F2>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           21,262,508
<TOTAL-LIABILITY-AND-EQUITY>                         36,632,053<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     2,099,229<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     3,960,512<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   987,379
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (5,503,780)<F6>
<EPS-PRIMARY>                                        (88.08)
<EPS-DILUTED>                                        000

<F1>Included  in current assets:  Mortgagee  escrow  deposits  $106,501,  Tenant security deposits $98,963 and Other current assets $38,270. <F2>Included in total assets: Investments in Local Limited Partnerships $19,593,420, Deferred charges, net $209,182.
<F3>Included in Total Liabilities and Equity: Accounts payable to affiliates
$390,926, Accounts payable and accrued expenses $366,076, Mortgage notes payable $11,111,888, Interest payable of $507,457, Tenant security deposits payable of $89,709, Payable to affiliated developer $2,482,000 and Minority interest in Local Limited Partnerships $421,489.
<F4>Total revenue includes: Rental $1,846,570, Investment $130,027, Other
     $122,632.
<F5>Included in Other Expenses:  Asset management fees,  related party $250,509,
General and  administrative  $462,680,  Bad debt  $300,835,  Rental  operations,
exclusive  of  depreciation  $1,170,804,   Property  management  fees  $129,241,
Provision  for  valuation  of  investments  in  Local  Limited  Partnerships  of
$791,830,   Depreciation  $746,829  and  Amortization  $107,784.
<F6>Net  loss reflects:  Equity in losses of Local  Limited  Partnerships  of
$2,747,270  and Minority  interest in losses of Local  Limited  Partnerships
$92,152.

